Exhibit 10.8

EQRx, Inc.
50 Hampshire St.
Cambridge, MA 02139

January 10, 2020

Melanie Nallicheri

RE: Amended and Restated Employment Letter Agreement

Dear Melanie:

This amended and restated letter agreement (the “letter agreement”) confirms the amended and restated terms and conditions of your employment with EQRx, Inc. (the “Company”) and amends and restates and supersedes in all respects your Employment Letter Agreement dated November 11, 2019 (the “Former Agreement”), provided that the Company’s Employee Confidentiality, Assignment and Noncompetition Agreement that you signed with your Former Agreement, which is attached as Exhibit A, remains in full effect. You acknowledge and agree that nothing in this letter agreement constitutes “Good Reason” under the Former Agreement, or any other agreement between you and the Company.

1. Position. You will continue to serve as the Company’s President and Chief Operating Officer. As the Company’s President and Chief Operating Officer, you will report directly to the Company’s Chief Executive Officer. With the Chief Executive Officer, you shall have supervision and control over and responsibility for the day to day business and affairs of the Company and shall have such other powers and duties as may from time to time be prescribed by the Chief Executive Officer and the Board of Directors (the “Board”). You shall devote your full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, you may serve on other boards of directors, with the prior written approval of the Board, or engage in religious, charitable, industry or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with your performance of your duties to the Company, as provided in this letter. Subject to approval by the Board, within 24 months of your Start Date, the Company intends to commence a search for a new Chief Executive Officer and you will be considered for a promotion to this role, and appointment to the Board, provided that the forgoing shall not in any event be deemed to be a guarantee of any such promotion, and you acknowledge that no promises have been made to you regarding this role or any promotion, and you are not relying and have not relied on any such potential promotion in accepting or continuing employment with the Company. If you are appointed to the Board, you shall resign from such position immediately in connection with any termination of your employment with the Company.

2. Start Date. You acknowledge that your employment with the Company began on November 11, 2019 (the “Start Date”).

EQRx, Inc.

3. Work Location. You will report to the Company’s headquarters, currently in Cambridge, Massachusetts, and will reside within commuting distance of such headquarters. You agree to travel as reasonably necessary to accomplish your job duties.

4. Salary. The Company will pay you a salary at the rate of $475,000 per year (“Base Salary”), payable in accordance with the Company’s standard payroll schedule and subject to applicable deductions and withholdings. The Board will review your base salary on an annual basis and will determine, in its sole discretion, whether to increase (but not decrease) such base salary.

5. Bonuses. During your employment, you will be eligible to participate each fiscal year in the annual bonus plan adopted by the Company applicable to its senior executives, which plan will take into account such financial, business and other circumstances and factors in setting the performance goals established in the discretion of the Board and will be administered by the Board. The actual bonus amount is discretionary and will be subject to the assessment of your performance in addition to that of the Company. Your target annual incentive bonus shall be 50% of your base salary, which target may be increased (but not decreased) in a given year by the Board at its discretion, with any annual incentive bonus payable in respect of the current fiscal year being prorated from the Start Date. Any bonus payable to you in respect of the 2019 calendar year will be prorated based on an assumed start date of September 1, 2019. Payment of any annual incentive bonus shall be contingent upon you being employed by the Company as of the payment date of such annual incentive bonus, which will be on or before March 15 of the calendar year following the applicable performance year.

6. Equity. You will continue to be eligible to participate in the Company’s equity incentive program, subject to approval by the Board. The Board previously granted you three grants totaling 13,500,000 shares of common stock at a purchase price per share equal to fair market value of common stock on the date of grant, of which you currently hold 11,475,000 shares of common stock (the “Initial Equity Grants”), pursuant to the transfer of 2,025,000 shares of common stock to Nallicheri Family Living Trust, dated November 23, 2010 on January 1, 2010. In connection with the execution of this letter agreement, you and the Company will execute such amended stock restriction or other agreements as necessary to ensure that the Initial Equity Grants will be subject to vesting as follows and subject to any acceleration provisions set forth in the Severance Policy (as defined below): 11,475,000 shares of common stock shall vest commencing as of the date of this letter agreement (the “Vesting Start Date”) in forty-eight (48) equal monthly installments until the fourth anniversary of the Vesting Start Date, subject to your continued employment or other service relationship with the Company on such vesting date.

In addition, we will recommend to the Board at or before its next meeting after the execution of this letter agreement that you be granted either an additional 1,700,000 shares of the Company’s common stock at a purchase price per share equal to fair market value of one share of common stock on the date of grant, or an option to purchase an additional 1,700,000 shares of the Company’s common stock at an exercise price per share equal to fair market value of one share of common stock on the date of grant (the “New Grant”). Such New Grant, if approved, and subject to any acceleration provisions set forth in the Severance Policy shall vest commencing as of the Vesting Start Date in forty-eight (48) equal monthly installments until the fourth anniversary of the Vesting Start Date, subject to your continued employment or other service relationship with the Company on such vesting date. Such New Grant will be subject to the terms and conditions set forth in a Restricted Stock Agreement or Stock Option Agreement to be entered into between you and the Company as a condition to the receipt of such restricted shares of common stock, as well as the Company’s 2019 Stock Option and Grant Plan.

EQRx, Inc.

In addition, and notwithstanding anything to the contrary in the Severance Policy, in the event that you are, in connection with or within 12 months following a Change in Control, terminated by the Company without Cause or you terminate your employment for Good Reason, any then- unvested shares subject to the Initial Equity Grants or the New Grant shall immediately accelerate and become fully nonforfeitable or exercisable, as applicable.

For purposes of this letter agreement and the Severance Policy as it applies to you:

A.	“Cause” shall mean, as determined by the Company in good faith: your dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) your commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) your failure to perform your assigned duties and responsibilities to the reasonable satisfaction of the Board which failure continues for more than 30 days after written notice given to you by the Company detailing such failure to perform; (iv) your gross negligence or willful misconduct with respect to the Company or any affiliate of the Company; or (v) your material violation of any provision of any agreement(s) between you and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

B.	A “Change in Control” shall be deemed to have occurred upon the occurrence of any one of the following events: (a) the sale or exclusive out-license (even as to the Company) of all or substantially all of the assets of the Company on a consolidated basis to one or more unrelated persons or entities, (b) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power of the stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (c) the sale of all or substantially all of the stock of the Company to an unrelated person, entity or group thereof acting in concert, (d) any other transaction or series of transactions in which the (i) executive management team of the Company departs from the Company in connection with a sale, merger, reorganization or consolidation, (ii) owners of the Company’s outstanding voting power prior to such transaction or series of transactions do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, or (iii) the business of the Company is acquired by an unrelated person, entity or group thereof acting in concert, as determined by the Board in its sole discretion, provided that with respect to any of clauses (a) through (d) any capital raising transaction of the Company (including the Company’s IPO) shall not be treated as a “Change of Control”. Notwithstanding any other provision of this letter agreement (other than for the foregoing proviso), “Change in Control” shall be interpreted, administered and applied in a manner consistent and in compliance with a “change in control event” as set forth in Treasury Regulation Section 1.409A-3(i)(5) (“Change in Control Event”).

C.	“Good Reason” shall mean that you have complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events (i) a breach by the Company of the material terms of this letter agreement or any other written agreement between the Company and the Employee; (ii) a 30 mile or greater change in the geographic location at which you are required to provide services to the Company, not including business travel and short-term assignments; (iii) a material diminution of your duties, responsibilities, or authority; or (iv) a requirement that you no longer report to the Board or the Chief Executive Officer.

EQRx, Inc.

D.	“Good Reason Process” shall mean that (i) you reasonably determine in good faith that a “Good Reason” condition has occurred; (ii) you notify the Company in writing of the first occurrence of the Good Reason condition within 60 days of the first occurrence of such condition; (iii) you cooperate in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) you terminate your employment within 30 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

7. Benefits. During your employment, you will be eligible to participate in benefits programs currently offered by the Company or that may be adopted by the Company in the future to the same extent as, and subject to the same terms, conditions and limitations applicable to, other employees of the Company of similar rank and tenure, which may include health, life, disability and dental insurance as well as any severance or similar policy in place (collectively, the “Benefits Programs”). Details of the Benefits Programs, including mandatory employee contributions, will be made available to you. Upon any termination of employment, you will receive your earned salary through your date of termination, any unreimbursed expenses incurred through the date of termination in accordance with, and all accrued and vested benefits under the employee benefit plans in which you participate in accordance with terms of such plans. In addition, the Company will recommend to the Board that it establish a Severance and Change of Control Policy (the “Severance Policy”) that will, among other things, provide for payment of severance and termination benefits to you in the event of a termination without “Cause” or your resignation for “Good Reason,” both in connection with and not in connection with a change in control of the Company, subject to your executing a standard form of separation and release agreement in favor of the Company at the time of your separation, your resignation from any board and officer positions you then hold with the Company, and the other conditions to be set forth in the Severance Policy. In the event of any conflict between the terms of (i) this letter agreement and the Severance Policy, the terms of this letter agreement shall apply and (ii) this letter agreement and the Company’s equity incentive plan as then in effect, the terms of this letter agreement shall apply.

EQRx, Inc.

8. Severance Policy. The Severance Policy, once effective, shall provide for the following payments to you in your role as Chief Operating Officer and President, subject to your compliance with the terms and conditions thereof and in addition to any additional benefits to which you are entitled under this letter agreement and any other payments or benefits contemplated by the Severance Policy:

A.	In the event of your termination without Cause or your resignation for Good Reason other than connection with a Change in Control:

(1) 12 months’ then current Base Salary + 1.0x your target bonus amount, payable in a lump sum within 60 days of your termination (the “Severance Amount”); and

(2) 12 months’ benefits continuation.

B.	In the event of your termination without Cause or your resignation for Good Reason in connection with, or within 12 months following, a Change in Control:

(1) the Severance Amount;

(2) 12 months’ benefits continuation; and

(3) full acceleration of all outstanding stock options and other equity awards then subject to vesting.

In the event you are entitled to any payments pursuant to your Employee Confidentiality, Assignment and Noncompetition Agreement, any Severance Amount payable to you in any calendar year will be reduced by the amount you are paid in the same calendar year pursuant to your Employee Confidentiality, Assignment and Noncompetition Agreement.

9. Paid Time Off. During your employment, you will be entitled to take paid time off in accordance with the Company’s applicable paid time off and vacation policy for employees as may be in effect from time to time.

10. Employee Agreement. You hereby agree that the terms of the Company’s Employee Confidentiality, Assignment and Noncompetition Agreement, a copy of which is enclosed as Exhibit A to this letter and which was executed by in connection with the Former Agreement, has remained and does remain in continued force and effect since its execution.

11. Indemnification. You shall be entitled to indemnification in accordance with the Company’s bylaws, charter, other organizational documents and applicable law; provided, that, respecting your service as an executive officer, you will be entitled to advances under the bylaws on the same basis as directors. You will be covered as an insured under any contract of directors and officers liability insurance that covers members of the Board. This paragraph shall survive any termination of your employment, service as a member of the Board or of this letter agreement with respect to all of your acts and omissions to act occurring during your employment or service as a member of the Board. The Company will tender you an indemnification agreement in substantially the same form to other directors and officers.

12. Representation Regarding Other Obligations. This letter agreement is conditioned on your representation that you are not subject to any confidentiality, non-competition or other agreements that restricts your employment activities or that may affect your ability to devote full time and attention to your work at the Company. If you have entered into any agreement that may restrict your activities on behalf of the Company, please provide me with a copy of the agreement as soon as possible. You further represent that you have not used and will not use or disclose any trade secret or other proprietary right of any previous employer or any other party.

EQRx, Inc.

13. Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You hereby acknowledge that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its board of directors related to tax liabilities arising from your compensation.

14. 280G/Modified Cutback.

(a) Notwithstanding anything in this letter agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of you, whether paid or payable or distributed or distributable pursuant to the terms of this letter agreement or otherwise, calculated in a manner consistent with Section 280G of the Internal Revenue Code (the “Code”) and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which you become subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in you receiving a higher After Tax Amount (as defined below) than you would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

For purposes of this Section 13, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on you as a result of your receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to this Section 13 shall be made by you and the Company in good faith with input from a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and you within 15 business days of the date triggering such payment, if applicable, or at such earlier time as is reasonably requested by the Company or you. Any determination by the Accounting Firm shall be considered by you and the Company in good faith in determining the amount of any reduction (if any) in Aggregate Payments pursuant to this provision, and such determination will also take into account any adverse effect on the Company or its successor in interest from a financial, operational, compliance or regulatory standpoint.

EQRx, Inc.

15. Interpretation, Amendment and Enforcement. This letter agreement and the Employee Confidentiality and Assignment Agreement constitute the complete agreement between you and the Company contain all of the terms of your employment and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company, including without limitation the Former Agreement. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by Massachusetts law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in the Commonwealth of Massachusetts in connection with any Dispute or any claim related to any Dispute.

16. Assignment. Neither you nor the Company may make any assignment of this letter agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this letter agreement (including the Severance Policy) without your consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization, consolidate with, or merge into or to whom it transfers all or substantially all of its properties or assets. This letter agreement shall inure to the benefit of and be binding upon you and the Company, and each of your and its respective successors, executors, administrators, heirs and permitted assigns.

17. Other Terms. Your employment with the Company will be on an “at will” basis. In other words, subject to the Severance Plan and this letter agreement, you or the Company may terminate your employment for any reason and at any time, with or without cause. Although your job duties, title, compensation and benefits, as well as the Company’s benefit plans and personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Chairman of the Board of Directors. Subject to the forgoing, this letter agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and a Board member of the Company. The headings and captions in this letter agreement are for convenience only and in no way define or describe the scope or content of any provision of this letter agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” This letter agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. In addition, this offer is subject to satisfactory background and reference checks. As with all employees, our offer to you is also contingent on your submission of satisfactory proof of your identity and your legal authorization to work in the United States.

EQRx, Inc.

We are excited about the prospect of having you join the Company. We look forward to receiving a response from you within one week acknowledging, by signing below, that you have accepted this offer of employment.

Very truly yours,

EQRx, Inc.

By:	/s/ Alexis Borisy
Name:	Alexis Borisy
Title:	Chief Executive Officer

I have read and accept this employment offer:

/s/ Melanie Nallicheri
Signature

Dated: January 10, 2020

Exhibit A

EQRx, Inc.
399 Binney St.
Cambridge, MA 02141

November 11, 2019

Melanie Nallicheri

RE: Employment Letter Agreement

Dear Melanie:

On behalf of EQRx, Inc. (the “Company”), I am pleased to offer you the position of the Company’s President and Chief Operating Officer. If accepted, this letter agreement sets forth the terms and conditions of your employment.

1. Position. As the Company’s President and Chief Operating Officer, you will report directly to the Company’s Chief Executive Officer. With the Chief Executive Officer, you shall have supervision and control over and responsibility for the day to day business and affairs of the Company and shall have such other powers and duties as may from time to time be prescribed by the Chief Executive Officer and the Board of Directors (the “Board”). You shall devote your full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, you may serve on other boards of directors, with the prior written approval of the Board, or engage in religious, charitable, industry or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with your performance of your duties to the Company, as provided in this letter. Subject to approval by the Board, within 24 months of your Start Date, you will be recommended for promotion to the role of Chief Executive Officer and President, and appointment to the Board. If you are appointed to the Board, you shall resign from such position immediately in connection with any termination of your employment with the Company.

2. Start Date. Your employment will begin on the date on which you countersign and return this letter agreement unless the Company and you agree to any other date. The actual first day of your employment shall be the “Start Date”.

3. Work Location. You will report to the Company’s headquarters, currently in Cambridge, Massachusetts, and will reside within commuting distance of such headquarters. You agree to travel as reasonably necessary to accomplish your job duties

4. Salary. The Company will pay you a salary at the rate of $475,000 per year (“Base Salary”), payable in accordance with the Company’s standard payroll schedule and subject to applicable deductions and withholdings. The Board will review your base salary on an annual basis and will determine, in its sole discretion, whether to increase (but not decrease) such base salary.

EQRx, Inc.

5. Bonuses. During your employment, you will be eligible to participate each fiscal year in the annual bonus plan adopted by the Company applicable to its senior executives, which plan will take into account such financial, business and other circumstances and factors in setting the performance goals established in the discretion of the Board and will be administered by the Board. The actual bonus amount is discretionary and will be subject to the assessment of your performance in addition to that of the Company. Your target annual incentive bonus shall be 50% of your base salary, which target may be increased (but not decreased) in a given year by the Board at its discretion, with any annual incentive bonus payable in respect of the current fiscal year being prorated from the Start Date. Any bonus payable to you in respect of the 2019 calendar year will be prorated based on an assumed start date of September 1, 2019. Payment of any annual incentive bonus shall be contingent upon you being employed by the Company as of the payment date of such annual incentive bonus, which will be on or before March 15 of the calendar year following the applicable performance year.

6. Equity. Subject to the approval by the Board, in connection with the commencement of your employment you will be granted 13,500,000 shares of common stock at a purchase price per share equal to fair market value of common stock on the date of grant. Such equity grant, if approved, will be subject to vesting as follows and subject to any acceleration provisions set forth in the Severance Policy (as defined below):

A.	4,250,000 shares of common stock shall be fully vested as of the date of grant, in recognition of your efforts in co-founding the Company.

B.	4,500,000 shares of common stock (the “COO Grant”) shall vest commencing as of August 1, 2019 (the “Vesting Start Date”), with twenty-five percent (25%) vesting on the first anniversary of the Vesting Start Date and the remainder vesting thereafter in thirty-six (36) equal monthly installments until the fourth anniversary of the Vesting Start Date, subject to your continued employment or other service relationship with the Company on such vesting date.

C.	4,750,000 shares of common stock (the “Transition Grant”) shall vest commencing on the Vesting Start Date, with twenty-five percent (25%) vesting on the first anniversary of the Vesting Start Date and the remainder vesting thereafter in thirty-six (36) equal monthly installments until the fourth anniversary of the Vesting Start Date, subject to each of (i) your continued employment or other service relationship with the Company on such vesting date and (ii) your being promoted to Chief Executive Officer.

Each such restricted shares of common stock will be subject to the terms and conditions set forth in a Restricted Stock Agreement to be entered into between you and the Company as a condition to the receipt of such restricted shares of common stock. In addition, and notwithstanding anything to the contrary in the Severance Policy:

(1) in the event that you are not promoted to the role of Chief Executive Officer within 24 months following your Start Date, or you are terminated from your employment without Cause or you terminate your employment for Good Reason prior to your being promoted to the role of Chief Executive Officer, then fifty percent (50%) of any then-unvested shares granted pursuant to the COO Grant shall immediately accelerate and become fully nonforfeitable as of the first to occur of the 24-month anniversary of your Start Date or your termination date.

EQRx, Inc.

(2) in the event that you are, following your promotion to the role of Chief Executive Officer, terminated by the Company without Cause or you terminate your employment for Good Reason, any then-unvested shares granted pursuant to the Transition Grant shall immediately accelerate and become fully nonforfeitable; and

(3) in the event of a Change in Control, any then-unvested shares granted pursuant to the COO Grant and, if you have been promoted to Chief Executive Officer prior to the date of such termination, the Transition Grant shall immediately accelerate and become fully nonforfeitable as of immediately prior to, but subject to, the consummation of such Change in Control.

For purposes of this letter agreement and the Severance Policy as it applies to you:

D.	“Cause” shall mean, as determined by the Company in good faith: your dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) your commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) your failure to perform your assigned duties and responsibilities to the reasonable satisfaction of the Board which failure continues for more than 30 days after written notice given to you by the Company detailing such failure to perform; (iv) your gross negligence or willful misconduct with respect to the Company or any affiliate of the Company; or (v) your material violation of any provision of any agreement(s) between you and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

E.	A “Change in Control” shall be deemed to have occurred upon the occurrence of any one of the following events: (a) the sale or exclusive out-license (even as to the Company) of all or substantially all of the assets of the Company on a consolidated basis to one or more unrelated persons or entities, (b) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power or fair market value of the stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (c) the sale of all or substantially all of the stock of the Company to an unrelated person, entity or group thereof acting in concert, (d) any other transaction or series of transactions in which the (i) executive management team of the Company departs from the Company in connection with a sale, merger, reorganization or consolidation, (ii) owners of the Company’s outstanding voting power prior to such transaction or series of transactions do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, or (iii) the business of the Company is acquired by an unrelated person, entity or group thereof acting in concert, as determined by the Board in its sole discretion, provided that with respect to any of clauses (a) through (d) any capital raising transaction of the Company (including the Company’s IPO) shall not be treated as a “Change of Control”. Notwithstanding any other provision of this letter agreement (other than for the foregoing proviso), “Change in Control” shall be interpreted, administered and applied in a manner consistent and in compliance with a “change in control event” as set forth in Treasury Regulation Section 1.409A-3(i)(5) (“Change in Control Event”).

EQRx, Inc.

F.	“Good Reason” shall mean that you have complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events (i) a breach by the Company of the material terms of this letter agreement or any other written agreement between the Company and the Employee; (ii) a 30 mile or greater change in the geographic location at which you are required to provide services to the Company, not including business travel and short-term assignments; (iii) a material diminution of your duties, responsibilities, or authority; (iv) a requirement that you no longer report to the Board or the Chief Executive Officer (prior to your promotion to such position); or (v) your not promoted to the role of Chief Executive Officer within 24 months following your Start Date.

G.	“Good Reason Process” shall mean that (i) you reasonably determine in good faith that a “Good Reason” condition has occurred; (ii) you notify the Company in writing of the first occurrence of the Good Reason condition within 60 days of the first occurrence of such condition; (iii) you cooperate in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) you terminate your employment within 30 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

7. Benefits. During your employment, you will be eligible to participate in benefits programs currently offered by the Company or that may be adopted by the Company in the future to the same extent as, and subject to the same terms, conditions and limitations applicable to, other employees of the Company of similar rank and tenure, which may include health, life, disability and dental insurance as well as any severance or similar policy in place (collectively, the “Benefits Programs”). Details of the Benefits Programs, including mandatory employee contributions, will be made available to you. Upon any termination of employment, you will receive your earned salary through your date of termination, any unreimbursed expenses incurred through the date of termination in accordance with, and all accrued and vested benefits under the employee benefit plans in which you participate in accordance with terms of such plans. In addition, the Company will recommend to the Board that it establish a Severance and Change of Control Policy (the “Severance Policy”) that will, among other things, provide for payment of severance and termination benefits to you in the event of a termination without “Cause” or your resignation for “Good Reason,” both in connection with and not in connection with a change in control of the Company, subject to your executing a standard form of separation and release agreement in favor of the Company at the time of your separation, your resignation from any board and officer positions you then hold with the Company, and the other conditions to be set forth in the Severance Policy. In the event of any conflict between the terms of (i) this letter agreement and the Severance Policy, the terms of this letter agreement shall apply and (ii) this letter agreement and the Company’s equity incentive plan as then in effect, the terms of this letter agreement shall apply.

EQRx, Inc.

8. Severance Policy. The Severance Policy, once effective, shall provide for the following payments to you in your role as Chief Operating Officer and President, or Chief Executive Officer and President, subject to your compliance with the terms and conditions thereof and in addition to any additional benefits to which you are entitled under this letter agreement and any other payments or benefits contemplated by the Severance Policy:

a.	In the event of your termination without Cause or your resignation for Good Reason other than connection with a Change in Control:

(1) 12 months’ then current Base Salary + 1.0x your target bonus amount, payable in a lump sum within 60 days of your termination (the “Severance Amount”); and

(2) 12 months’ benefits continuation.

b.	In the event of your termination without Cause or your resignation for Good Reason in connection with, or within 12 months following, a Change in Control:

(1) the Severance Amount;

(2) 12 months’ benefits continuation; and

(3) full acceleration of all outstanding stock options and other equity awards then subject to vesting (provided that the Transition Grant shall be so accelerated if, and only if, you have been promoted to Chief Executive Officer prior to the date of such termination).

In the event you are entitled to any payments pursuant to your Employee Confidentiality, Assignment and Noncompetition Agreement, any Severance Amount payable to you in any calendar year will be reduced by the amount you are paid in the same calendar year pursuant to your Employee Confidentiality, Assignment and Noncompetition Agreement.

9. Paid Time Off. During your employment, you will be entitled to take paid time off in accordance with the Company’s applicable paid time off and vacation policy for employees as may be in effect from time to time.

10. Employee Agreement. As a condition of your employment you hereby agree to the terms of the Company’s Employee Confidentiality, Assignment and Noncompetition Agreement, a copy of which is enclosed as Exhibit A to this letter and which you confirm was delivered to you by the earlier of your receipt of a formal offer of employment and ten (10) business days prior to your Start Date.

11. Indemnification. You shall be entitled to indemnification in accordance with the Company’s bylaws, charter, other organizational documents and applicable law; provided, that, respecting your service as an executive officer, you will be entitled to advances under the bylaws on the same basis as directors. You will be covered as an insured under any contract of directors and officers liability insurance that covers members of the Board. This paragraph shall survive any termination of your employment, service as a member of the Board or of this letter agreement with respect to all of your acts and omissions to act occurring during your employment or service as a member of the Board. The Company will tender you an indemnification agreement in substantially the same form to other directors and officers.

EQRx, Inc.

12. Representation Regarding Other Obligations. This offer is conditioned on your representation that you are not subject to any confidentiality, non-competition or other agreements that restricts your employment activities or that may affect your ability to devote full time and attention to your work at the Company. If you have entered into any agreement that may restrict your activities on behalf of the Company, please provide me with a copy of the agreement as soon as possible. You further represent that you have not used and will not use or disclose any trade secret or other proprietary right of any previous employer or any other party.

13. Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You hereby acknowledge that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its board of directors related to tax liabilities arising from your compensation.

14. 280G/Modified Cutback.

(a) Notwithstanding anything in this letter agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of you, whether paid or payable or distributed or distributable pursuant to the terms of this letter agreement or otherwise, calculated in a manner consistent with Section 280G of the Internal Revenue Code (the “Code”) and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which you become subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in you receiving a higher After Tax Amount (as defined below) than you would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A- 24(b) or (c).

For purposes of this Section 13, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on you as a result of your receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

EQRx, Inc.

The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to this Section 13 shall be made by you and the Company in good faith with input from a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and you within 15 business days of the date triggering such payment, if applicable, or at such earlier time as is reasonably requested by the Company or you. Any determination by the Accounting Firm shall be considered by you and the Company in good faith in determining the amount of any reduction (if any) in Aggregate Payments pursuant to this provision, and such determination will also take into account any adverse effect on the Company or its successor in interest from a financial, operational, compliance or regulatory standpoint.

15. Interpretation, Amendment and Enforcement. This letter agreement and the Employee Confidentiality and Assignment Agreement constitute the complete agreement between you and the Company contain all of the terms of your employment and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by Massachusetts law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in the Commonwealth of Massachusetts in connection with any Dispute or any claim related to any Dispute.

16. Assignment. Neither you nor the Company may make any assignment of this letter agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this letter agreement (including the Severance Policy) without your consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization, consolidate with, or merge into or to whom it transfers all or substantially all of its properties or assets. This letter agreement shall inure to the benefit of and be binding upon you and the Company, and each of your and its respective successors, executors, administrators, heirs and permitted assigns.

17. Other Terms. Your employment with the Company will be on an “at will” basis. In other words, subject to the Severance Plan and this letter agreement, you or the Company may terminate your employment for any reason and at any time, with or without cause. Although your job duties, title, compensation and benefits, as well as the Company’s benefit plans and personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Chairman of the Board of Directors. Subject to the forgoing, this letter agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and a Board member of the Company. The headings and captions in this letter agreement are for convenience only and in no way define or describe the scope or content of any provision of this letter agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” This letter agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. In addition, this offer is subject to satisfactory background and reference checks. As with all employees, our offer to you is also contingent on your submission of satisfactory proof of your identity and your legal authorization to work in the United States.

EQRx, Inc.

We are excited about the prospect of having you join the Company. We look forward to receiving a response from you within one week acknowledging, by signing below, that you have accepted this offer of employment.

Very truly yours,

EQRx, Inc.

By:	/s/ Alexis Borisy
Name:	Alexis Borisy
Title:	Chief Executive Officer

I have read and accept this employment offer:

/s/ Melanie Nallicheri
Signature

Dated: November 11, 2019

June 16, 2021

Melanie Nallicheri

Re: Employment Agreement Amendment

Dear Melanie:

Reference is made to the Amended and Restated Employment Agreement (the “Agreement”) between you (“Employee”) and EQRx, Inc. (the “Company”) dated as of January 10, 2020. Capitalized terms used in this letter agreement will have the same meanings as in the Agreement.

1. Employee and Company hereby amend the Agreement as follows:

a.	Section 1 of the Agreement shall be replaced in its entirety with the following:

“1. Position. You will continue to serve as the Company’s President and Chief Operating Officer. As the Company’s President and Chief Operating Officer, you will report directly to the Company’s Chief Executive Officer. With the Chief Executive Officer, you shall have supervision and control over and responsibility for the day to day business and affairs of the Company and shall have such other powers and duties as may from time to time be prescribed by the Chief Executive Officer and the Board of Directors (the “Board”).

Effective as of the first to occur of (i) September 1, 2021, or (ii) date of the initial closing of the Company’s next bona fide equity financing transaction (the “Transition Effective Date”), you will serve as the Company’s President and Chief Executive Officer, reporting directly to the Board. As President and Chief Executive Officer, you will have sole supervision and control over and responsibility for the day-to-day business and affairs of the Company, and you shall have such other powers and duties as may from time to time be prescribed by the Board. You also shall serve as a member of the Board while you are serving President and Chief Executive Officer.

You shall devote your full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, you may serve on other boards of directors, with the prior written approval of the Board, or engage in religious, charitable, industry or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with your performance of your duties to the Company, as provided in this letter. If you are appointed to the Board, you shall resign from such position immediately in connection with any termination of your employment with the Company.”

b.	Section 4 of the Agreement shall be replaced in its entirety with the following:

“4. Salary.

The Company will pay you a salary at the rate of $475,000 per year (“Base Salary”), payable in accordance with the Company’s standard payroll schedule and subject to applicable deductions and withholdings. Effective as of the Transition Effective Date, your Base Salary will increase to $550,000 per year, pro-rated for the 2021 calendar year. The Board will review your base salary on an annual basis and will determine, in its sole discretion, whether to increase (but not decrease) such base salary.

c.	Section 5 of the Agreement shall be replaced in its entirety with the following:

“5. Bonuses.

During your employment, you will be eligible to participate each fiscal year in the annual bonus plan adopted by the Company applicable to its senior executives, which plan will take into account such financial, business and other circumstances and factors in setting the performance goals established in the discretion of the Board and will be administered by the Board. The actual bonus amount is discretionary and will be subject to the assessment of your performance in addition to that of the Company. Your target annual incentive bonus shall be 50% of your base salary and shall be increased to 55% as of the Transition Effective Date, pro-rated for the 2021 calendar year. Such target may be increased (but not decreased) in a given year by the Board at its discretion. Payment of any annual incentive bonus shall be contingent upon you being employed by the Company as of the payment date of such annual incentive bonus, which will be on or before March 15 of the calendar year following the applicable performance year.”

d.	Section 8 of the Agreement shall be amended such that the first clause of the first sentence thereof shall read as follows: “The Severance Policy, once effective, shall provide for the following payments to you in your role as President and Chief Operating Officer, or as President and Chief Executive Officer, as applicable,”.

2. Except for the amendments and agreements expressly authorized hereby, the Agreement shall remain in full force and effect in accordance with its terms.

Please confirm agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between Employee and Company.

Sincerely,

EQRX, INC.

By:	/s/ Alexis Borisy
	Name:	Alexis Borisy
	Title:	Chief Executive Officer

ACCEPTED AND AGREED
DATE FIRST SET FORTH ABOVE:

/s/ Melanie Nallicheri
Melanie Nallicheri

[Letter Amendment to Amended and Restated Employment Agreement]